Exhibit 99.1

PRESS RELEASE

Kenilworth Systems Corporation Mourns Loss

of President and CEO Herbert Lindo

MINEOLA, N.Y., July 27, 2010 — Kenilworth Systems Corporation (Pink OTC Markets:  KENS)………Kenilworth Systems Corporation announced that Herbert Lindo, President and Chief Executive Officer, unexpectedly passed away on Sunday, July 25, 2010.  Mr. Lindo was 85 years old.

The Kenilworth Board of Directors will begin the process of selecting a permanent new President and Chief Executive Officer.  Mr. Dan Snyder, an advisor to Kenilworth for several years, will assume the role of interim Chief Executive Officer to provide uninterrupted leadership continuity for all business activities.  He has a distinguished history of business management and is a longtime Kenilworth shareholder and contributor of advice and guidance to Kenilworth.  Mr. Lindo had established a succession team comprised of Dan Snyder, Paul Terrell and Steve Wang, who will continue to work closely with Mr. Snyder.

FORWARD-LOOKING STATEMENT FOR KENILWORTH

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “may,” “future,” “plan” or “planned,” “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in a company’s annual report on Form 10-K or 10-Q and other filings made by the Company with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this report are made as of the date hereof and Kenilworth undertakes no obligation to update such statements.